The Royce Fund
1414 Avenue of the Americas New York, NY 10019 (212) 355-7311 (800) 221-4268

September 26, 2007

Mr. Charles M. Royce
President
Royce Family Investments, LLC
8 Sound Shore Drive, Suite 140
Greenwich, CT 06830

Dear Mr. Royce:

        The Royce Fund (the "Trust) hereby accepts Royce Family Investments, LLC's offer to purchase 100,000 shares of beneficial interest of Royce Mid-Cap Value Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $1,000,000.00, subject to the understanding that it has no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND

/s/ Charles M. Royce
By: Charles M. Royce President

Agreed:

        I, Charles M. Royce, on behalf of Royce Family Investments, LLC, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that Royce Family Investments, LLC has no present intention of redeeming or selling any of the 100,000 shares of Royce Mid-Cap Value Fund covered by such letter agreement.

/s/ Charles M. Royce
Charles M. Royce
Managing Member
Royce Family Investments, LLC

The Royce Fund
1414 Avenue of the Americas New York, NY 10019 (212) 355-7311 (800) 221-4268

September 26, 2007

Mr. Charles M. Royce
President
Royce Family Investments, LLC
8 Sound Shore Drive, Suite 140
Greenwich, CT 06830

Dear Mr. Royce:

        The Royce Fund (the "Trust) hereby accepts Royce Family Investments, LLC's offer to purchase 50,000 shares of beneficial interest of Royce Mid-Cap Select Fund, a series of the Trust, at $10.00 per share, for an aggregate purchase price of $500,000.00, subject to the understanding that it has no present intention of redeeming or selling the shares so acquired.

Sincerely,
THE ROYCE FUND
/s/ Charles M. Royce
By: Charles M. Royce President

Agreed:

        I, Charles M. Royce, on behalf of Royce Family Investments, LLC, hereby agree to purchase the shares of beneficial interest covered under the above letter agreement. I acknowledge that Royce Family Investments, LLC has no present intention of redeeming or selling any of the 50,000 shares of Royce Mid-Cap Select Fund covered by such letter agreement.

/s/ Charles M. Royce
Charles M. Royce
Managing Member
Royce Family Investments, LLC